UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 Harbor Way, Suite 300

South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Threshold Pharmaceuticals, Inc. (the “Company”) on May 20, 2013 (the “Original 8-K”). The Original 8-K was filed to report the results of the Company’s Annual Meeting of Stockholders held on May 17, 2013 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision in light of the vote at the Annual Meeting regarding how frequently the Company will include a stockholder vote on the compensation of the Company’s named executive officers. No other change has been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In accordance with the Annual Meeting voting results in which every “1 Year” received the highest number of stockholder votes cast on the frequency proposal, On September 27, 2013, the Company’s Board of Directors determined that future stockholder non-binding advisory votes on executive compensation will occur every year. Accordingly, the Company will include a non-binding advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes, which will be no later than the Company’s 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Vice President, Finance and Controller

Date: September 27, 2013